UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


[X] Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Information Statement

                                Vitatonics Corp.
                (Name of Registrant As Specified In Its Charter)

                        Commission File Number: 000-31567

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

Title of each class of securities to which transaction
applies:
        ---------------------------
Aggregate number of securities to which transaction applies:
                                                            -------------------
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                            -----------------------------------

Proposed maximum aggregate value of transaction:
                                                -------------------------------

Total fee paid:
               -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:
                      -------------------------------------------------

Form, Schedule or Registration Statement No.:
                                             --------------------------

Filing Party:
             ----------------------------------------------------------

Date Filed:
           ------------------------------------------------------------




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                                Vitatonics Corp.
                                  38 Thorn Oak
                              Dove Canyon, CA 92679

                            NOTICE OF ACTION TAKEN BY
                           WRITTEN CONSENT OF MAJORITY
                                  SHAREHOLDERS

Dear Shareholders:

We are writing to advise you that Vitatonics Corp. will effect a reverse split of our issued and outstanding common stock on a 1-for-250 basis and increase the authorized number of shares of common stock, $.001 par value per share, from 50,000,000 to 120,000,000 as described in this Information Statement.

Our purpose in effecting a reverse split of our outstanding shares and increasing the authorized number of shares of our common stock is to increase the marketability and liquidity of our common stock.

We will also change our name to Rapid Bio-Tests Corporation. The name change will not be effective until we amend our Articles of Incorporation by filing Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment ten days after this information statement is first mailed to our shareholders.

Our purpose in changing our name to Rapid Bio-Tests Corporation reflects the fact that we anticipate that we will refocus our business efforts. We believe that this change of businessdirection will increase our profitability and the total value of the corporation to our investors.

These actions were approved on April 25, 2003, by unanimous approval of our Board of Directors. In addition, shareholders holding a majority of our outstanding common stock approved those actions by written consent in lieu of a meeting on April 25, 2003, in accordance with the relevant sections of the Nevada Revised Statutes.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934. This Information Statement is being mailed to you on or about __________, 2003.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

/s/ Daniel McCormick
----------------------------
Daniel McCormick
President

Dove Canyon, California
May 8, 2003



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                                Vitatonics Corp.
                                  38 Thorn Oak
                          Dove Canyon, California 92679

                         INFORMATION STATEMENT REGARDING
           ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY OF SHAREHOLDERS

We are furnishing this Shareholder Information Statement to you to provide you with information and a description of an action taken by written consent of a majority of our shareholders on April 24, 2003, in accordance with the relevant Sections of the Nevada Revised Statutes. This action was taken by shareholders who own in excess of the required majority of our outstanding common stock necessary for the adoption of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about _________________, 2003 to shareholders of record on April 24, 2003. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

GENERAL

On April 25, 2003, our Board of Directors unanimously approved, subject to shareholder approval, the following actions:

     (i) Effecting a reverse split our issued and outstanding common stock on a 1-for-250 basis;
     (ii) Increasing our authorized common stock from 50,000,000 shares to 120,000,000 shares by filing an Amendment to our Articles of Incorporation; and
     (iii) Changing our name to Rapid Bio-Tests Corporation by filing an Amendment to our Articles of Incorporation.

On April 25, 2003, shareholders who own in excess of the required majority of our outstanding common stock necessary for the adoption of those actions, approved the reverse split, the increase in authorized common stock and the name change by action taken by written consent. The full text of the proposed amendment to the Articles of Incorporation is attached hereto as Exhibit A.

PURPOSE OF REVERSE SPLIT

The Board of Directors authorized and approved a 1-for-250 reverse stock split of our issued and outstanding common stock. The intent of the reverse stock split is to increase the marketability and liquidity of the common stock and hopefully increase the value of our common stock. Upon approval of the reverse stock split, each two hundred fifty (250) shares of our issued and outstanding common stock will automatically be decreased to one (1) fully paid and nonassessable share of common stock, $0.001 par value per share. Fractional shares will be rounded upward. We do not intend to issue new stock certificates to shareholders of record upon the effective date of the reverse




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split. Each certificate representing each two hundred fifty (250) issued and outstanding share of our common stock immediately prior to the effective date of the reverse split will be exchanged for one (1) share of common stock after the effective date of the reverse split. The reverse stock split will reduce the number of shares of common stock outstanding from 28,546,972 shares as of April 24, 2003, to approximately 114,188 shares, assuming that no additional shares of common stock are issued after that date and before the reverse split is effectuated. The common stock will continue to be $0.001 par value common stock following the reverse split, and the total number of shares of common stock outstanding will be reduced.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decision and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect, and assumes that the newly issued common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of the current common stock are advised to consult their own tax advisers regarding the federal income consequences of the proposed reverse stock split in light of their personal circumstances and the consequences under, state, local and foreign tax laws.

1.   The reverse stock split will qualify as a recapitalization described in
     Section 368(a)(1)(E) of the Code.

2. No gain or loss will be recognized by the Company in connection with the reverse stock split.

3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of current common stock solely for shares of post-reverse split common stock.

4. The aggregate basis of the shares of post-reverse split common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of current common stock surrendered in exchange therefore.

5. The holding period of the shares of post-reverse split common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of current common stock surrendered in exchange therefor.

PROCEDURE FOR EFFECTING A REVERSE STOCK SPLIT; VOTE REQUIRED

The Nevada Revised Statutes require that, in order for us to effect a reverse stock split, such action must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.



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On April 24, 2003, the record date for determination of the shareholders entitled to receive this Information Statement, there were 28,546,972 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the reverse split. Our board of directors, by its unanimous written consent, adopted resolutions approving the reverse stock split. By Action of Written Consent, dated April 25, 2003, holders representing 15,575,000 shares of our issued and outstanding common stock or 54.7% of the shares of the outstanding common stock approved the reverse stock split.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF COMPANY STOCK

The change in number of shares held by each holder will be reflected in its stock records by book-entry in our records. For those shareholders that hold physical certificates, please do not destroy or send to us your common stock certificates. Those certificates will remain valid for the number of shares held by you after taking into account the reverse stock split, and should be carefully preserved by you.

PURPOSE AND APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Our Articles of Incorporation currently authorize the issuance of 50,000,000 shares of common stock, par value $.001 per share. Our board has unanimously adopted, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 shares to 120,000,000 shares, par value $.001 per share.

Approval of the amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal.

The purpose of increasing the number of authorized shares of common stock is to provide additional authorized shares which will be issued to fulfill possible future financings, and for acquisitions and such other corporate purposes as the board of directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.

After filing the amendment, the board of directors is authorized to issue any of the additional shares of common stock at such times, to such persons and for such consideration as it may determine in its discretion, except as may otherwise be required by applicable law or the rules of any exchange on which the common stock may be listed. When and if they are issued, these additional shares of common stock would have the same rights and privileges as the presently issued and outstanding shares of common stock.

One result of an increase in the number of shares of authorized common stock may be to help the Board of Directors discourage or render more difficult a change in control. For example, the additional shares could be issued to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of us, whether or not the change of control is favored by a majority of unaffiliated stockholders. We could also privately place shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. We have not adopted this amendment with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make it more difficult or to discourage an attempt to acquire control of our Company. We are not aware of any proposed or contemplated transaction of this type.



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The issuance of any additional shares of common stock would also have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the amount of shares issued.

The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment to increase the number of authorized shares will have no effect on the legal rights of the holders of the existing shares of common stock.

PURPOSE OF CHANGE IN NAME OF THE CORPORATION

Our Board of Directors believes it is desirable to change the name of the Company to "Rapid Bio-Tests Corporation." Our purpose in changing our name to Rapid Bio-Tests Corporation reflects the fact that we anticipate that we will pursue a new direction for our business. We believe that the change of name to Rapid Bio-Tests Corporation and change in our business focus will increase our profitability and the total value of the corporation to our investors.

PROCEDURE FOR APPROVAL OF NAME CHANGE; VOTE REQUIRED

The Nevada Revised Statutes require that, in order for us to change our name, we must amend our Articles of Incorporation, and that such amendment must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provide that any action which may be taken at a meeting of the shareholders or be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On April 24, 2003, the record date for determination of the shareholders entitled to receive this Information Statement, there were 28,546,972 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the name change. Our Board, by its unanimous written consent, adopted resolutions approving an amendment to our Articles of Incorporation to effect the name change. By action of written consent, dated April 25, 2003, shareholders who own 15,575,000 shares, or 54.7% of the issued and outstanding shares of our common stock, approved the name change.

EFFECTIVE DATE OF AMENDMENT

The amendment to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of the Articles of Amendment to our Articles of Incorporation, attached hereto as Exhibit A. We intend to file the Articles of Amendment ten days after this Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF VITATONICS CORP. STOCK

The change in the name of Vitatonics Corp. will be reflected in its stock records by book-entry in Vitatonics Corp.'s records. For those shareholders that hold physical certificates, please do not destroy or send to Vitatonics Corp. your common stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.



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DISSENTER'S RIGHTS

The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with the name change, the increase in authorized shares of common stock or in connection with the reverse stock split.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the reverse stock split which is not shared by all other shareholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 24, 2003 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class             Name and Address of Beneficial Owner            Amount and Nature of              Percent of
                                                                             Beneficial Owner                   Class
-----------------------    --------------------------------------     --------------------------------     -----------------
Common Stock               Daniel McCormick                                 3,075,000 shares(1)
                           38 Thorn Oak                                     president, director                 10.8%
                           Dove Canyon, California 92679
Common Stock               George Farquhar                                  1,000,000 shares(2)                  3.5%
                           38 Thorn Oak                                 secretary, chief financial
                           Dove Canyon, California 92679                          officer
Common Stock               Dennis McCormick                                   500,000 shares                     1.8%
                           38 Thorn Oak                                          director
                           Dove Canyon, California 92679
Common Stock               Natural Success                                  5,500,000 shares(1)                 19.3%
                           38 Thorn Oak
                           Dove Canyon, California 92679
Common Stock               Maroka, Inc.                                     5,500,000 shares(2)                 19.3%
                           38 Thorn Oak
                           Dove Canyon California 92679

Common Stock               All directors and named executive               15,575,000 shares(3)                 54.7%
                           officers as a group

(1) Daniel McCormick is the president and sole owner of Natural Success, a privately held company. Therefore, Mr. Daniel McCormick is the beneficial owner of 8,075,000 shares, or approximately 28.3% of our issued and outstanding shares of common stock.
(2) George Farquhar is the president and sole owner of Maroka, Inc., a privately held company. Therefore, Mr. Farquhar is the beneficial owner of 6,500,000 shares, or approximately 22.8% of our issued and outstanding shares of common stock.
(3) This total represents the aggregate beneficial ownership of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned in the City of Dove Canyon, California, on May 8, 2003.

Vitatonics Corp.
a Nevada corporation


By:      /s/  Daniel McCormick
         -----------------------------------------------------
         Daniel McCormick
Its:     president and a director


By:      /s/ George Farquhar
         -----------------------------------------------------
         George Farquhar
Its:     secretary and chief financial officer

By:      /s/ Dennis McCormick
         -----------------------------------------------------
         Dennis McCormick
Its:     director



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                                    Exhibit A

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                                VITATONICS CORP.,
                              a Nevada corporation

     Pursuant to the provisions of the Nevada Revised Statutes, Vitatonics Corp., a Nevada corporation, adopts the following amendment to its Articles of Incorporation.

     1. The undersigned hereby certify that on the 25th day of April 2003, acting by written consent without a meeting, in accordance with the provisions of section 78.315 of the Nevada Revised Statutes and Article III of the Bylaws of this corporation approved, consented to, affirmed, and adopted the following resolution:

         BE IT RESOLVED, that the Secretary of the corporation is hereby ordered and directed to obtain at least a majority of the voting power of the outstanding stock of the corporation for the following purposes:

         To amend Article One of the corporation's Articles of Incorporation to provide that the name of the corporation shall be changed from Vitatonics Corp. to Rapid Bio-Tests Corporation.

         To amend Article Three of the corporation's Articles of Incorporation to increase the authorized number of shares of Common Stock, $.001 par value per share, from 50,000,000 to 120,000,000.

     2. Pursuant to the provisions of the Nevada Revised Statutes, at least a majority of Vitatonics Corp.'s shares entitled to vote voted in favor of the following amendments to the Articles of Incorporation.

                                   ARTICLE ONE
                                      NAME

         The name of the corporation is Rapid Bio-Tests Corporation.
                                        ----------------------------

                                  ARTICLE THREE
                                  CAPITAL STOCK

         The total number of shares of stock, which this corporation shall have authority to issue, is One Hundred Twenty Million (120,000,000) with a par value
                       ---------------------------------------
of $.001 per share. There is only one class of stock authorized. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.


         In witness whereof, the undersigned being the President and Secretary of Vitatonics Corp., a Nevada corporation, hereunto affix their signatures this ________ day of ________, 2003.

                                          Vitatonics Corp.


                                          By:
                                            -----------------------------------
                                            Daniel McCormick, President


                                          By:
                                            -----------------------------------
                                            George Farquhar, Secretary



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